EXHIBIT 99.1

Press Release

23andMe Reports FY2022 Second Quarter Financial Results

Second quarter revenue of $55 million

Recent addition of telemedicine platform further advances vision of individualized primary care that empowers consumers to live healthier lives

SUNNYVALE, Calif., November 10, 2021 – 23andMe Holding Co. (Nasdaq: ME) (“23andMe”), a leading consumer genetics and research company, today reported its financial results for the second quarter (“Q2”) of its fiscal year 2022 (“FY2022”), which ended September 30, 2021.

“With the addition of telemedicine and pharmacy services to our Personal Genome Service products and services, we significantly advance our efforts to provide consumers with convenient access to personalized, proactive and genetically-based health services,” said Anne Wojcicki, CEO and Co-Founder of 23andMe. “We are also pleased with the progress of our therapeutics pipeline. Our partner, GSK, expects to report clinical data from the CD96 program in 2022. In addition, we expect to start a clinical trial with our wholly owned P006 program by the end of fiscal year 2022.”

Recent Highlights

•
Completed the acquisition of Lemonaid Health, Inc (“Lemonaid Health”), an on-demand platform for accessing medical care and pharmacy services online

•
Expanded customer database to 11.9 million genotyped customers

•
Launched three new reports for customers subscribed to 23andMe+, a membership service that offers insights and features to give members even more actionable information to live healthier lives. These new reports use machine learning to create a statistical model that estimates a person’s likelihood of developing a specific condition. The new reports released in the second quarter were:

o
A gallstones report that uses 6,950 genetic markers, along with a customer’s ethnicity and sex, to estimate a person’s likelihood of developing gallstones

o
An HDL cholesterol report that uses 15,825 genetic markers, along with a customer’s ethnicity and sex, to estimate the likelihood of an individual having low HDL (or “good”) cholesterol

o
A gestational diabetes report that uses a person’s ethnicity and more than 6,000 genetic variants associated with developing gestational diabetes mellitus to estimate a person’s likelihood of developing this condition.

•
Reported on key genetic research findings in Q2, including findings regarding COVID-19 vaccines reactions, health implications of e-cigarette use and genes associated with longer reproductive lifespan in women

•
Added a new ancestry analysis, which offers additional insights into some customers’ indigenous genetic ancestry from North America.

•
Added a new board member: Sandra R. Hernández, President and CEO of the California Health Care Foundation

“We made good progress on advancing our consumer health services segment with product enhancements, such as new genetic health risk reports and the acquisition of Lemonaid Health. These additions are aimed at extending our personalized and customer-centric philosophy to help people live healthier lives,” said Steve Schoch, Chief Financial Officer of 23andMe. “While we will be updating guidance next quarter to include the effects of the Lemonaid Health acquisition, currently, our prior full-year guidance for 23andMe, excluding the consolidation of Lemonaid Health, is consistent with our current view of expected performance.”

FY2022 Second Quarter Financial Results

Total revenue for the three- and six-months ended September 30, 2021, was $55 million and $114 million, respectively, representing increases of 7% and 15%, respectively, for the same periods in the prior year. This revenue growth was primarily due to higher Personal Genome Service (“PGS”) kit sales and subscriptions, a service that is still in its first year post launch.

Consumer services revenue represented approximately 81% of total revenue for the three and six months ended September 30, 2021, and research services revenue, substantially all derived from the collaboration with GSK, accounted for approximately 19% of total revenue.

Operating expenses for the three- and six-months ended September 30, 2021 were $74 million and $147 million, respectively, compared to $61 million and $120 million for the same periods in the prior year. The increase in operating expenses was primarily attributable to the increase in research and development expenses related to our therapeutics programs along with sales and marketing expenses intended to grow the consumer business.

Net loss for the three- and six-months ended September 30, 2021 was $17 million and $59 million, respectively, compared to net losses of $36 million and $72 million for the same periods in the prior year. The improvement in net loss was primarily driven by changes in fair value of warrant liabilities of $30 million and $29 million, respectively, for the three and six months ended September 30, 2021. It is anticipated that there could be significant changes in the fair value of the warrant liabilities from quarter to quarter.

Total Adjusted EBITDA (as defined below) for the three and six months ended September 30, 2021 was $(30) million and $(57) million, respectively, compared to $(20) million and $(40) million for the same periods in the prior year. The decrease in total Adjusted EBITDA was driven primarily by an increase in research and development expenses related to our therapeutics programs and sales and marketing expenses designed to grow the consumer business. Adjusted EBITDA for the three- and six-months ended September 30, 2021 for the Consumer & Research Services segment was $(0.8) million and $(1.3) million, respectively, compared to $1.8 million and $(2.5) million for the same periods in the prior year.

Balance Sheet

23andMe ended Q2 FY2022 with cash of $701 million, compared to $282 million as of March 31, 2021. The increase was attributable to the $560 million in gross proceeds from the completion of the business combination during the first quarter of FY2022. Subsequent to the end of Q2 FY2022, 23andMe paid approximately $102 million in cash consideration for the acquisition of Lemonaid Health, of which approximately $13 million was placed in escrow to cover a potential purchase price adjustment and to secure the indemnification obligations of the former equity holders of Lemonaid Health.

FY2022 Financial Guidance

Our previous full-year FY2022 guidance, excluding the effects of the Lemonaid Health acquisition, is unchanged. Updated FY2022 guidance, including the effects of the Lemonaid Health acquisition, will be provided with our third quarter update. For purposes of our net loss guidance, due to the unpredictable nature of market-driven changes, we have assumed no net change in the fair value of warrant liability for the year.

Conference Call Webcast Information

23andMe will host a conference call at 4:30 p.m. Eastern Time on Wednesday, November 10, 2021 to discuss the financial results for Q2 FY2022 and report on business progress. The webcast can be accessed on the day of the event at https://investors.23andme.com/news-events/events-presentations. A webcast replay will be available at the same address for a limited time within 24 hours after the event.

About 23andMe

23andMe, headquartered in Sunnyvale, CA, is a leading consumer genetics and research company. Founded in 2006, the company’s mission is to help people access, understand, and benefit from the human genome. 23andMe has pioneered direct access to genetic information as the only company with multiple FDA authorizations for genetic health risk reports. The company has created the world’s largest crowdsourced platform for genetic research, with approximately 80 percent of its customers electing to participate. The 23andMe research platform has generated more than 180 publications on the genetic underpinnings of a wide range of diseases, conditions, and traits. The platform also powers the 23andMe Therapeutics group, currently pursuing drug discovery programs rooted in human genetics across a spectrum of disease areas, including oncology, respiratory, and cardiovascular diseases, in addition to other therapeutic areas. More information is available at www.23andMe.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the future performance of 23andMe’s businesses in consumer genetics and therapeutics and the growth and potential of its proprietary research platform. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding 23andMe’s strategy, financial position, funding for continued operations, cash reserves, projected costs, plans, and objectives of management, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," “predicts,” "continue," "will," “schedule,” and "would" or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on 23andMe’s current expectations and projections about future events and various assumptions. 23andMe cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on 23andMe’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are also subject to other risks and uncertainties that are described in 23andMe’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the Securities and Exchange Commission (“SEC”) on August 13, 2021 and in the reports subsequently filed by 23andMe with the SEC. The statements made herein are made as of the date of this press release and, except as may be required by law, 23andMe undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

Use of Non-GAAP Financial Measure

To supplement the 23andMe’s unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that 23andMe defines as net income before net interest expense (income), net other expense (income), changes in fair value of warrant liabilities, depreciation and amortization of fixed assets, amortization of internal use software, non-cash stock-based compensation expense, acquisition-related costs, and expenses related to restructuring and other charges, if applicable for the period. 23andMe has provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Adjusted EBITDA is a key measure used by 23andMe’s management and the board of directors to understand and evaluate operating performance and trends, to prepare and approve 23andMe’s annual budget and to develop short- and long-term operating plans. 23andMe provides Adjusted EBITDA because 23andMe believes it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry and it facilitates comparisons on a consistent basis across reporting periods. Further, 23andMe believes it is helpful in highlighting trends in its operating results because it excludes items that are not indicative of 23andMe’s core operating performance. In particular, 23andMe believes that the exclusion of the items eliminated in calculating Adjusted EBITDA provides useful measures for period-to-period comparisons of 23andMe’s business. Accordingly, 23andMe believes that Adjusted EBITDA provides useful information in understanding and evaluating operating results in the same manner as 23andMe’s management and board of directors.

In evaluating Adjusted EBITDA, you should be aware that in the future 23andMe will incur expenses similar to the adjustments in this presentation. 23andMe’s presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. Other companies, including companies in the same industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. There are a number of limitations related to the use of these non-GAAP financial measures rather than net loss, which is the most directly comparable financial measure calculated in accordance with GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. When evaluating 23andMe’s performance, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and other GAAP results.

***

Investor Relations Contact: investors@23andme.com

Media Contact: press@23andMe.com

23andMe Holding Co.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Revenue (related party amounts of $10,002 and $9,840 for the three months ended September 30, 2021 and 2020, respectively, and $21,212 and $21,667 for the six months ended September 30, 2021 and 2020, respectively)	$55,204	$51,804	$114,443	$99,861
Cost of revenue (related party amounts of $(184) and $(1,063) for the three months ended September 30, 2021 and 2020, respectively, and $264 and $(651) for the six months ended September 30, 2021 and 2020, respectively)	27,276	27,209	55,818	52,773
Gross profit	27,928	24,595	58,625	47,088
Operating expenses:
Research and development (related party amounts of $5,864 and $4,631 for the three months ended September 30, 2021 and 2020, respectively, and $11,886 and $6,449 for the six months ended September 30, 2021 and 2020, respectively)	44,523	38,205	88,755	72,575
Sales and marketing	13,588	8,329	29,007	18,984
General and administrative	16,264	14,315	28,860	28,505
Total operating expenses	74,375	60,849	146,622	120,064
Loss from operations	(46,447)	(36,254)	(87,997)	(72,976)
Other (expense) income:
Interest income	92	69	136	143
Change in fair value of warrant liabilities	29,828	—	29,294	—
Other (expense) income, net	3	(6)	17	872
Net and comprehensive loss	$(16,524)	$(36,191)	$(58,550)	$(71,961)
Net loss per share of Class A and Class B common stock attributable to common stockholders, basic and diluted:
Basic and diluted	$(0.04)	$(0.38)	$(0.20)	$(0.76)
Weighted-average shares used to compute net loss per share:
Basic and diluted	406,886,060	94,985,853	288,190,872	94,285,431

23andMe Holding Co.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30,	March 31,
	2021	2021
	(Unaudited)
ASSETS
Current assets:
Cash	$701,050	$282,489
Restricted cash	1,399	1,399
Accounts receivable, net (related party amounts of $25,000 and nil as of September 30, 2021 and March 31, 2021, respectively)	26,707	2,481
Inventories	17,732	6,239
Deferred cost of revenue	5,526	5,482
Prepaid expenses and other current assets	16,964	15,485
Total current assets	769,378	313,575
Property and equipment, net	53,749	60,884
Operating lease right-of-use assets	58,312	63,122
Restricted cash, noncurrent	6,974	6,974
Internal-use software, net	7,818	6,889
Other assets	6,809	654
Total assets	$903,040	$452,098
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable (related party amounts of nil and $4,422 as of September 30, 2021 and March 31, 2021, respectively)	$10,280	$12,271
Accrued expenses and other current liabilities (related party amounts of $12,610 and $7,065 as of September 30, 2021 and March 31, 2021, respectively)	29,541	31,953
Deferred revenue (related party amounts of $33,928 and $30,140 as of September 30, 2021 and March 31, 2021, respectively)	67,681	71,255
Operating lease liabilities	6,128	6,140
Total current liabilities	113,630	121,619
Operating lease liabilities, noncurrent	82,567	87,582
Other liabilities	1,211	1,165
Warrant liabilities	46,121	—
Total liabilities	$243,529	$210,366
Commitments and contingencies (Note 8)
Redeemable convertible preferred stock
Redeemable convertible preferred stock, $0.00001 par value per share, 10,000,000 and 209,512,070 shares authorized as of September 30, 2021 and March 31, 2021, respectively; nil and 209,181,855 shares issued and outstanding as of September 30, 2021 and March 31, 2021, respectively; aggregate liquidation preference of nil and $874,107 as of September 30, 2021 and March 31, 2021, respectively	—	837,351
Stockholders' equity (deficit)
Common Stock - Class A shares, par value $0.0001, 93,409,227 and 20,713,076 shares issued and outstanding as of September 30, 2021 and March 31, 2021, respectively; Class B shares, par value $0.0001, 313,759,355 and 103,816,708 shares issued and outstanding as of September 30, 2021 and March 31, 2021, respectively	41	—
Additional paid-in capital	1,695,258	381,619
Accumulated deficit	(1,035,788)	(977,238)
Total stockholders’ equity (deficit)	659,511	(595,619)
Total liabilities and stockholders’ equity (deficit)	$903,040	$452,098

23andMe Holding Co.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(58,550)	$(71,961)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,402	9,621
Amortization and impairment of internal-use software	1,106	1,078
Stock-based compensation expense	20,064	22,227
Changes in fair value of warrant liabilities	(29,294)	—
Loss (gain) on disposal of property and equipment	42	(5)
Gain on lease termination	(15)	(876)
Changes in operating assets and liabilities:
Accounts receivable (related party amounts of $(25,000) and $(25,000) for the six months ended September 30, 2021 and 2020, respectively)	(24,226)	(20,242)
Inventories	(11,494)	1,651
Deferred cost of revenue	(44)	1,772
Prepaid expenses and other current assets	(5,360)	5,208
Operating lease right-of-use assets	3,496	6,742
Other assets	(654)	389
Accounts payable (related party amounts of $(4,422) and $(1,617) for the six months ended September 30, 2021 and 2020, respectively)	(997)	(4,201)
Accrued expenses and other current liabilities (related party amounts of $5,545 and $(790) for the six months ended September 30, 2021 and 2020, respectively)	(2,276)	(1,061)
Deferred revenue (related party amounts of $3,788 and $3,333 for the six months ended September 30, 2021 and 2020, respectively)	(3,574)	(7,934)
Operating lease liabilities	(3,696)	(4,870)
Other liabilities	45	43
Net cash used in operating activities	(107,025)	(62,419)
Cash flows from investing activities:
Purchases of property and equipment	(1,810)	(3,627)
Prepayments for intangible assets	(5,500)	—
Proceeds from sale of property and equipment	1	612
Capitalized internal-use software costs	(1,807)	(1,988)
Net cash used in investing activities	(9,116)	(5,003)
Cash flows from financing activities:
Proceeds from exercise of stock options (related party amounts of nil and $34,710 for the six months ended September 30, 2021 and 2020, respectively)	5,624	36,587
Payments of deferred offering costs	(30,642)	—
Proceeds from issuance of common stock upon Merger	309,720	—
Proceeds from PIPE (related party amounts of $25,000 and nil for the six months ended September 30, 2021 and 2020, respectively)	250,000	—
Net cash provided by financing activities	534,702	36,587
Net increase (decrease) in cash and restricted cash	418,561	(30,835)
Cash and restricted cash—beginning of period	290,862	216,316
Cash and restricted cash—end of period	709,423	185,481
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment during the period included in accounts payable and accrued expenses	34	78
Stock-based compensation capitalized for internal-use software costs	437	312
Reclassification of deferred offering costs	3,971	—
Vesting of related party early exercised stock options	—	8,482
Assumption of merger warrants liability	75,415	—
Conversion of redeemable convertible preferred stock to common stock	837,351	—
Reconciliation of cash and restricted cash within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above:
Cash	701,050	177,108
Restricted cash, current	1,399	1,399
Restricted cash, noncurrent	6,974	6,974
Total cash and restricted cash	$709,423	$185,481

23andMe Holding Co.
Total Company and Segment Information and Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

The Company’s revenue and Adjusted EBITDA by segment and for the total Company is as follows:

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Segment Revenue
Consumer & Research Services	$55,204	$51,804	$114,443	$99,813
Therapeutics	—	—	—	48
Total revenue	$55,204	$51,804	$114,443	$99,861
Segment Adjusted EBITDA
Consumer & Research Services Adjusted EBITDA	$(760)	$1,778	$(1,265)	$(2,458)
Therapeutics Adjusted EBITDA	(18,828)	(14,440)	(37,131)	(23,835)
Unallocated Corporate	(10,095)	(7,558)	(18,563)	(13,757)
Total Adjusted EBITDA	$(29,683)	$(20,220)	$(56,959)	$(40,050)

Reconciliation of net loss to Adjusted EBITDA
Net loss	$(16,524)	$(36,191)	$(58,550)	$(71,961)
Adjustments:
Interest (income), net	(92)	(69)	(136)	(143)
Other (income) expense, net	(3)	6	(17)	(872)
Change in fair value of warrant liabilities	(29,828)	—	(29,294)	—
Depreciation and amortization	4,871	5,168	9,508	10,699
Stock-based compensation expense	10,427	10,866	20,064	22,227
Acquisition-related costs	1,466	—	1,466	—
Total Adjusted EBITDA	$(29,683)	$(20,220)	$(56,959)	$(40,050)